UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2012

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a). On November 16, 2012, the Board of Directors of Respect Your Universe, Inc. (the “Company”), based on the recommendation of its Audit Committee and in consultation with its management, determined that the Company's financial statements and other financial information contained in our annual Form 10-K for the year ended December 31, 2011 and our condensed financial statements presented in our quarterly reports on Form 10-K for the quarterly periods ended  March 31, 2012 and June 30, 2012 should no longer be relied upon and should be restated.

The restatements are necessary to correct accounting errors related to the Company’s share-based compensation arrangements, the most significant of which is to reflect unvested, forfeitable shares granted to non-employees for services as unissued until the shares vest and are no longer subject to forfeiture.  The primary effect of the corrections is to reduce the accumulated deficit for the restated periods and materially reduce the balance sheet item for non-cash assets.  While the Company has not finalized the consideration of the impact of these adjustments on its assessment of internal controls over financial reporting, the Company has concluded that these adjustments were the result of one or more material weaknesses in internal controls over financial reporting.

Executive officers authorized by the Audit Committee of the Board of Directors have discussed the matters disclosed in this current report on Form 8-K with Berman & Company P.A., the Company’s predecessor independent registered public accounting firm.  The Audit Committee of the Board of Directors also discussed the matters disclosed in this Form 8-K with its current independent registered public accounting firm.

The Company will file an amendment to its annual report on Form 10-K for the year ended December 31, 2011 and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 as soon as practicable in order to restate the impacted financial statements.

The Company is still assessing the adjustments and estimates the impact as follows:

Year ended December 31, 2011

Total assets will decrease approximately $1,624,000 with a corresponding decrease to total liabilities and shareholder’s equity. Net loss will decrease approximately $174,000 with no change to net loss per common share.

Quarter ended March 31, 2012

Total assets will decrease approximately $1,236,000 with a corresponding decrease to total liabilities and shareholder’s equity. Net loss will increase approximately $13,000 with no change to net loss per common share.

Quarter ended June 30, 2012

Total assets will decrease approximately $857,000 with a corresponding decrease to total liabilities shareholder’s equity.
Net loss will decrease approximately $162,000 with no change to net loss per common share.

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this Current Report on Form 8-K constitutes "forward-looking statements" as such term is used in applicable securities laws.  Forward-looking statements include statements regarding the Company's intent to restate its prior financial statements, the estimated adjustments of the restated financials, and the expected timing of filing the restated financial statements. There can be no assurance that the Company's management, audit committee or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management's preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process or that these issues will not require additional adjustments to the Company's prior financial results. All of these statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated here. These risks and uncertainties include, but are not limited to, the risk that additional information may arise from the oversight of the audit committee, the risk that the process of preparing and auditing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of the financial reports, the ramifications of the Company's potential inability to timely file required reports and the risk of litigation or governmental investigations or proceedings relating to such matters. Other risks are described more fully in the Company's filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no responsibility to update any of the statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	November 16, 2012

By:	/s/ S H Eklund
Steven H. Eklund
Chief Financial Officer